Exhibit 10.1

TERMINATION AGREEMENT

WHEREAS, Canadian Imperial Bank of Commerce (“CIBC”) and Max Bermuda Ltd. (“Max Bermuda”) are parties to an ISDA Master Agreement, including the Schedule thereto, dated as of February 18, 2003 (as amended on March 31, 2004, November 9, 2004, February 28, 2007 and March 16, 2009) and a Credit Support Annex dated as of February 18, 2003 (as amended on February 28, 2007 and March 16, 2009) (collectively, the “Agreement”);

WHEREAS, CIBC and Max Bermuda are parties to the Confirmation dated November 9, 2004, Reference # NY OT00146 (as amended by that certain Amendment to Confirmation dated February 28, 2005, that certain Amendment to Confirmation dated February 28, 2007 and that certain Amendment Agreement dated March 16, 2009, the “Confirmation”);

WHEREAS, CIBC, Max Bermuda and Max Diversified Strategies Ltd. (“MDS”) are parties to the Liquidity Agreement, dated as of February 18, 2003 (as amended by Amendment No. 1 to Liquidity Agreement dated as of February 28, 2005, Amendment No. 2 to Liquidity Agreement dated as of February 28, 2007, and the Amendment Agreement dated as of March 16, 2009, the “Liquidity Agreement”);

WHEREAS, CIBC, Max Bermuda and MDS are parties to the Stock Purchase Agreement, dated as of February 18, 2003 (as amended by Amendment No. 1 to Stock Purchase Agreement dated as of February 28, 2005, Amendment No. 2 to Stock Purchase Agreement dated as of February 28, 2007 and the Amendment Agreement dated as of March 16, 2009, the “Stock Purchase Agreement”);

WHEREAS, Max Bermuda wishes to purchase from CIBC all of the Shares (as defined in the Confirmation) in the aggregate acquired by CIBC from Max Bermuda (other than any Shares that have been purchased by Max Bermuda from CIBC prior to the date hereof) in connection with the transactions contemplated under the Stock Purchase Agreement, the Agreement and the Confirmation (such Shares, the “Repurchased Shares”);

WHEREAS CIBC wishes to sell to Max Bermuda the Repurchased Shares;

WHEREAS, CIBC and Max Bermuda wish to terminate the Agreement and the Confirmation; and

WHEREAS, CIBC, Max Bermuda and MDS wish to terminate the Liquidity Agreement and the Stock Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual agreements herein contained as of the date hereof:

1.	Max Bermuda agrees to purchase 62,653 Shares, representing all of the Repurchased Shares, from CIBC and CIBC agrees to sell such Repurchased Shares to Max Bermuda for USD$ 105,780,819.08 (the “Purchase Price”).

2.	Max Bermuda agrees to pay to CIBC the Purchase Price by wire transfer of immediately available funds to an account designated by CIBC.

3.	CIBC agrees to pay to Max Bermuda the amount of USD$6,057,292.04 representing the mark to market payment owing under the Agreement. Max Bermuda agrees to pay CIBC the amount of USD$344,234.31 representing the final swap funding charges under the Agreement.

4.	In consideration for the payment of the Purchase Price, CIBC agrees to deliver to Max Bermuda share certificates representing the Repurchased Shares, duly endorsed (or accompanied by duly executed stock transfer powers).

5.	Each of CIBC and Max Bermuda agrees that (i) the Agreement and the Confirmation is hereby terminated and shall have no further force and effect effective as of the date hereof and (ii) any Posted Collateral or other Posted Credit Support (including, without limitation, any Shares) pledged by Max Bermuda in its capacity as Pledgor under the Agreement to, and held in the custody of, CIBC in its capacity as Secured Party under the Agreement shall be promptly returned to Max Bermuda.

6.	Each of CIBC, Max Bermuda and MDS agrees that the Liquidity Agreement and the Stock Purchase Agreement is hereby terminated effective the date hereof. Each of CIBC, Max Bermuda and MDS further agrees that (i) any requirement for notice (whether written or oral) with respect to the termination of the Agreement, the Confirmation, the Liquidity Agreement or the Stock Purchase Agreement is hereby irrevocably waived by the respective parties thereto and (ii) any other requirement or condition precedent to the termination of the Agreement, the Confirmation, the Liquidity Agreement or the Stock Purchase Agreement is hereby irrevocably waived or shall be deemed to have been satisfied, as the case may be.

7.	This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

8.	This Termination Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same Agreement.

9.	The provisions of this Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

[Remainder of page intentionally left blank.]IN WITNESS WHEREOF, each of the undersigned have executed this Termination Agreement as of August 31, 2009.

CANADIAN IMPERIAL BANK OF COMMERCE

Per:

MAX BERMUDA LTD.

Per:

MAX DIVERSIFIED STRATEGIES LTD.

Per: